LOAN AGREEMENT

This Agreement made as of the 1st day of October, 2005.

BETWEEN:

Domenico Dino Minichiello an individual residing at
687 Gilmore Ave, Burnaby, BC V5C 5Z7

AND:

TEXOLA ENERGY CORPORATION, a company
incorporated under the laws of Nevada at Suite 206 -
475 Howe Street, Vancouver, British Columbia,
V6B 2B3

Domenico Dino Minichiello agrees to loan Texola Energy Corporation the amount of US$25,200.00.

This loan will be repaid on or before October 31, 2006.

Domenico Dino Minichiello	Texola Energy Corporation

/s/ Domenico Dino Minichiello	/s/ Thornton J. Donaldson
Domenico Dino Minichiello	Thornton J. Donaldson
President